Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Receipt of Noncompliance Notice from NYSE American

OLD BRIDGE, NJ / April 7, 2021 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today that it has received notice from NYSE American LLC (“NYSE American”) that it is not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”). That section applies if a listed company has stockholders’ equity of less than $2 million and the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

The Company reported stockholders’ equity of $1,237,000 as of December 31, 2020, the end of its most recent fiscal year, and has reported losses from continuing operations and/or net losses in each of its five most recent fiscal years, including the fiscal year ended December 31, 2020. This notice is in addition to the notice the Company received from NYSE American on June 10, 2020, notifying the Company that it was not in compliance with the continued listing standard set forth in Section 1003(a)(iii) of the Company Guide because the Company reported stockholders’ equity of less than $6 million as of March 31, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019 and the notice the Company received from NYSE American on December 9, 2020, notifying the Company that it was not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide because the Company reported stockholders’ equity of less than $4 million as of September 30, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019.

The Company submitted a detailed financial plan to regain compliance with the listing standard set forth in Section 1003(a)(iii) to NYSE American and on August 27, 2020, the Company received notice that its plan had been accepted and that the Company had been granted a plan period through December 10, 2021. The December 10, 2021 deadline for the Company to regain compliance with the listing standards applies to the noncompliance cited in all three of the notices received from NYSE American. As a result, the Company must be in compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) by that deadline.

The listing of the Company’s common stock on NYSE American is being continued during the plan period pursuant to an extension. During the plan period the Company will be subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if the Company is making progress consistent with the plan. If the Company is not in compliance with the continued listing standards by December 10, 2021, or if NYSE Regulation determines that the Company is not making sufficient progress consistent with the plan, delisting proceedings will be instituted against the Company, as appropriate.

As disclosed in the Company's filings with the Securities and Exchange Commission, due largely to the continuing effects of the COVID-19 pandemic, the Company has not met certain elements of the near-term milestones included as part of its plan to regain compliance with the listing standards. It is possible that NYSE Regulation will determine that the Company is not making sufficient progress consistent with its compliance plan and, as a result, may initiate delisting proceedings. The Company has provided and will continue to provide NYSE American with information regarding its compliance plan, including an updated plan. The Company cannot provide assurance that it will make sufficient progress to regain compliance with the listing standards by December 10, 2021, that the updated compliance plan the Company has submitted will be accepted without additional conditions being imposed, or at all, or that delisting proceedings may not be instituted based on the Company not meeting certain elements of its original compliance plan or any future failure to meet its updated compliance plan. If delisting proceedings are instituted, the Company would have the right to appeal any delisting determination.

Receipt of the notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, the Company notes that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's business include, but are not limited to, those matters discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors," and in the same sections of the Company's subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, anticipated growth trends in the Company's business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding the Company's ability to continue as a going concern, the Company's ability to maintain the listing of its shares on the NYSE American and the status of the Company's efforts to obtain forgiveness of the PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors included in other documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. The Company's actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com